Hiland Reports Second Quarter Results

Enid, Oklahoma - August 8, 2007 - The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) and Hiland Holdings GP, LP (NASDAQ: HPGP) today reported results for the second quarter of 2007.

Hiland Partners, LP Financial Results

Hiland Partners, LP reported quarterly net income for the three months ended June 30, 2007 of $2.5 million compared to net income of $3.8 million for the three months ended June 30, 2006. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006 and interest expense related to borrowings for our organic growth projects, offset by increased sales volume from our Kinta Area, Bakken and Eagle Chief gathering systems. Net income per limited partner unit-basic for the second quarter of 2007 was $0.16 per unit compared to net income of $0.37 per unit in the corresponding quarter in 2006. Weighted average limited partner units outstanding for the three months ended June 30, 2007 was 9.3 million units compared to 8.9 million units for the three months ended June 30, 2006. EBITDA (EBITDA is defined as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense) for the three months ended June 30, 2007 was $11.9 million compared to $10.8 million for the three months ended June 30, 2006, an increase of 11%. Total segment margin for the three months ended June 30, 2007 was $18.7 million compared to $15.9 million for the three months ended June 30, 2006, an increase of 18%. The increases in EBITDA and total segment margin are primarily attributable to the inclusion of the results of operations from the acquisition of the Kinta Area gathering assets effective May 1, 2006 and increased activity from our Bakken and Eagle Chief gathering systems.

For the six-month period ended June 30, 2007, Hiland Partners, LP reported net income of $4.7 million compared to net income of $7.4 million for the six months ended June 30, 2006. This decrease is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006 and interest expense related to borrowings for our organic growth projects, offset by increased sales volume from our Kinta Area, Bakken and Eagle Chief gathering systems. Net income per limited partner unit-basic for the six months ended June 30, 2007 decreased to $0.31 per unit from net income of $0.75 per unit in the corresponding period in 2006. Weighted average limited partner units outstanding for the six months ended June 30, 2007 was 9.3 million units compared to 8.7 million units for the six months ended June 30, 2006. EBITDA for the six months ended June 30, 2007 was $23.0 million compared to $19.1 million for the six months ended June 30, 2006, an increase of 20%. Total segment margin for the six months ended June 30, 2007 was $36.1 million compared to $27.8 million for the six months ended June 30, 2006, an increase of 30%. The increases in EBITDA and total segment margin are primarily attributable to the inclusion of the results of operations from the acquisition of the Kinta Area gathering assets effective May 1, 2006 and increased activity from our Bakken and Eagle Chief gathering systems.

"We have recently completed our organic projects in the Rockies with the start-up of our new Badlands Plant in North Dakota and completion of our Bakken frac train and rail spur project in Montana." said Joe Griffin, Chief Executive Officer and President. "We have also recently secured very strong natural gas liquids prices through 2008 from financial hedges that we placed in July. The completion of these projects along with the further development of our Woodford Shale project and our financial hedges should translate into very strong EBITDA growth for the Partnership into the future."

On July 25, 2007, Hiland Partners, LP announced an increase in its cash distribution for the second quarter of 2007. The declared quarterly distributions on Hiland Partners, LP's common and subordinated units were increased to $0.7325 per unit (an annualized rate of $2.93 per unit) from $0.7125 per unit (an annualized rate of $2.85 per unit) for the first quarter of 2007. This distribution will be paid on August 14, 2007 to unitholders of record on August 8, 2007.

Hiland Holdings GP, LP Financial Results

Hiland Holdings GP, LP reported quarterly net income for the three months ended June 30, 2007 of $1.1 million ($0.05 per limited partner unit-basic) compared to net income of $0.2 million for the three months ended June 30, 2006 (includes its predecessor, Hiland Partners GP, LLC). Hiland Holdings GP, LP commenced operations September 25, 2006 upon successful completion of its initial public offering and the concurrent contribution of certain interests from its predecessor entity and its contributing parties. Net income before minority interest was $1.8 million in the second quarter of 2007 compared to $3.2 million in the second quarter of 2006. The decrease in net income before minority interest is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006 and interest expense related to borrowings for organic growth projects, offset by increased sales volume from the Kinta Area, Bakken and Eagle Chief gathering systems.

Hiland Holdings GP, LP reported net income of $1.9 million for the six months ended June 30, 2007 ($0.09 per limited partner unit-basic) compared to net income of $0.6 million for the comparable period in 2006. Net income before minority interest was $3.1 million for the six months ended June 30, 2007 compared to $6.8 million for the six months ended June 30, 2006. The decrease in net income before minority interest is primarily due to additional depreciation expense and interest expense incurred as a result of the acquisition of the Kinta Area gathering assets effective May 1, 2006 and interest expense related to borrowings for organic growth projects, offset by increased sales volume from the Kinta Area, Bakken and Eagle Chief gathering systems.

Hiland Holdings GP, LP's share of distributions from Hiland Partners, LP, including distributions on its 5,381,471 limited partner units, its two percent general partner interest, and the incentive distributions rights, will be approximately $5.0 million for the second quarter of 2007. On July 25, 2007, Hiland Holdings GP, LP, announced an increase in its cash distribution for the second quarter of 2007. The declared quarterly distributions on the Partnership's units were increased to $0.22 per unit (an annualized rate of $0.88 per unit) from $0.2075 per unit (an annualized rate of $0.83 per unit). The distribution will be paid on August 17, 2007 to unitholders of record on August 8, 2007.

Conference Call Information

Hiland has scheduled a conference call for 10:00am Central Time, Thursday, August 9, 2007, to discuss the 2007 second quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at www.hilandpartners.com, on the "investor relations" section of the Partnership's website.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of EBITDA and total segment margin. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.

About the Hiland Companies

Hiland Partners, LP is a publicly traded midstream energy partnership engaged in gathering, compressing, dehydrating, treating, processing and marketing natural gas, and fractionating, or separating, natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership's operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP's midstream assets consist of 13 natural gas gathering systems with approximately 1,930 miles of gathering pipelines, five natural gas processing plants, seven natural gas treating facilities and four NGL fractionation facilities. The Partnership's compression assets consist of two air compression facilities and a water injection plant.

Hiland Holdings GP, LP owns the two percent general partner interest, 1,301,471 common units and 4,080,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.

This press release may include certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contacts:         Ken Maples, Vice President and CFO
                  Hiland Partners, LP
                  (580) 242-6040

--   tables to follow  --

Other Financial and Operating Data

Hiland Partners, LP - Results of Operations

Set forth in the table below is financial and operating data for Hiland Partners, LP


                                        Three Months Ended                Six Months Ended
                                             June 30,                         June 30,
                                  -------------------------------   -------------------------------
                                      2007             2006             2007             2006
                                  --------------   --------------   --------------   --------------
Total Segment Margin Data:
Midstream revenues                $       65,411   $       51,534   $      125,259   $      103,738
Midstream purchases                       47,916           36,821           91,531           78,356
                                  --------------   --------------   --------------   --------------
Midstream segment margin                  17,495           14,713           33,728           25,382
Compression revenues (A)                   1,205            1,205            2,410            2,410
                                  --------------   --------------   --------------   --------------
Total segment margin (B)          $       18,700   $       15,918   $       36,138   $       27,792
                                  ==============   ==============   ==============   ==============

Summary of Operations Data:
Midstream revenues                $       65,411   $       51,534   $      125,259   $      103,738
Compression revenues                       1,205            1,205            2,410            2,410
                                  --------------   --------------   --------------   --------------
Total revenues                            66,616           52,739          127,669          106,148

Midstream purchases
  (exclusive of items
  shown separately below)                 47,916           36,821           91,531           78,356
Operations and maintenance                 4,980            3,998            9,950            6,571
Depreciation, amortization
  and accretion                            7,039            5,498           13,779            9,635
General and administrative                 1,879            1,248            3,394            2,278
                                  --------------   --------------   --------------   --------------
Total operating costs and
  expenses                                61,814           47,565          118,654           96,840
                                  --------------   --------------   --------------   --------------
Operating income                           4,802            5,174            9,015            9,308
Other income (expense)                    (2,306)          (1,356)          (4,357)          (1,940)
                                  --------------   --------------   --------------   --------------
Net income                                 2,496            3,818            4,658            7,368

Add:
Depreciation, amortization
  and accretion                            7,039            5,498           13,779            9,635
Amortization of deferred
loan costs                                    88              109              176              233
Interest expense                           2,307            1,325            4,393            1,860
                                  --------------   --------------   --------------   --------------
EBITDA (C)                        $       11,930   $       10,750   $       23,006   $       19,096
                                  ==============   ==============   ==============   ==============

Non cash realized (gain)
  loss on derivatives             $         (102)  $          (82)  $         (171)  $         (164)
Non cash unit based
  compensation expense            $          168   $          111   $          345   $          218

Maintenance capital
  expenditures                    $          917   $        1,023   $        1,536   $        1,715
Expansion capital
  expenditures                            25,840          117,858           41,758          128,344
Total capital expenditures        $       26,757   $      118,881   $       43,294   $      130,059

Operating Data:
Natural gas sales
  (MMBTU/d)                               78,085           65,090           76,313           62,374
NGL sales (Bbls/d)                         4,304            3,285            4,146            3,265
Natural gas gathered
  (MMBtu/d) (D)                          128,529           87,385          124,671           43,934

                                                     June 30,      December 31,
                                                       2007            2006
                                                  -------------   -------------
Balance Sheet Data (at period end):
Property and equipment, at cost, net              $     285,544   $     252,801
Total assets                                      $     372,887   $     343,816
Long-term debt, net of current maturities         $     177,564   $     147,064
Net equity                                        $     155,975   $     167,746

(A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(B) Reconciliation of total segment margin to operating income:

                                             Three Months Ended June 30,        Six Months Ended June 30,
                                           -------------------------------   -------------------------------
                                                2007             2006             2007             2006
                                           --------------   --------------   --------------   --------------
                                                   (in thousands)                    (in thousands)
Reconciliation of Total Segment Margin
  to Operating Income
Operating income                           $        4,802   $        5,174   $        9,015   $        9,308
Add:
Operations and maintenance expenses                 4,980            3,998            9,950            6,571
Depreciation, amortization and accretion            7,039            5,498           13,779            9,635
General and administrative expenses                 1,879            1,248            3,394            2,278
                                           --------------   --------------   --------------   --------------
Total segment margin                       $       18,700   $       15,918   $       36,138   $       27,792
                                           ==============   ==============   ==============   ==============

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.

(C) We define EBITDA, a non-GAAP financial measure, as net income plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.

(D) Natural gas gathered for fee (MMBtu/d) represents natural gas volumes gathered associated with the Kinta Area gas gathering assets we acquired on May 1, 2006 in which we do not take title to the gas.

Hiland Holdings GP, LP - Results of Operations

Set forth in the table below is financial and operating data for Hiland Holdings GP, LP

                                                                              Hiland                               Hiland
                                                            Hiland           Partners            Hiland           Partners
                                                           Holdings           GP, LLC           Holdings           GP, LLC
                                                            GP, LP         (Predecessor)         GP, LP        (Predecessor)
                                                         --------------    --------------    --------------    --------------
                                                            Three Months Ended June 30,         Six Months Ended June 30,
                                                         --------------------------------    --------------------------------
                                                              2007              2006              2007              2006
                                                         --------------    --------------    --------------    --------------
                                                             (unaudited, in thousands)           (unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues                                       $       65,411    $       51,534    $      125,259    $      103,738
Midstream purchases                                              47,916            36,821            91,531            78,356
                                                         --------------    --------------    --------------    --------------
Midstream segment margin                                         17,495            14,713            33,728            25,382
Compression revenues (A)                                          1,205             1,205             2,410             2,410
                                                         --------------    --------------    --------------    --------------
Total segment margin (B)                                 $       18,700    $       15,918    $       36,138    $       27,792
                                                         ==============    ==============    ==============    ==============

Summary of Operations Data:
Midstream revenues                                       $       65,411    $       51,534    $      125,259    $      103,738
Compression revenues                                              1,205             1,205             2,410             2,410
                                                         --------------    --------------    --------------    --------------
Total revenues                                                   66,616            52,739           127,669           106,148

Midstream purchases (exclusive of items shown                         1
separately below)                                                47,916             36,82            91,531            78,356
Operations and maintenance                                        4,980             3,998             9,950             6,571
Depreciation, amortization and accretion                          7,326             5,657            14,352             9,794
General and administrative                                        2,285             1,259             4,330             2,298
                                                         --------------    --------------    --------------    --------------
Total operating costs and expenses                               62,507            47,735           120,163            97,019
                                                         --------------    --------------    --------------    --------------
Operating income                                                  4,109             5,004             7,506             9,129
Other income (expense)                                           (2,331)           (1,758)           (4,406)           (2,341)
                                                         --------------    --------------    --------------    --------------
Income before minority interest in Hiland Partners, LP            1,778             3,246             3,100             6,788
Minority interest in income of Hiland Partners, LP                 (639)           (3,062)           (1,213)           (6,226)
                                                         --------------    --------------    --------------    --------------
Net income                                               $        1,139    $          184    $        1,887    $          562
                                                         ==============    ==============    ==============    ==============

                                                     June 30,       December 31,
                                                       2007            2006
Balance Sheet Data (at period end):
Property and equipment, at cost, net             $      289,521   $      257,003
Total assets                                     $      383,617   $      355,198
Long-term debt, net of current maturities        $      177,919   $      147,318
Minority interests                               $      133,163   $      137,302
Net equity                                       $       32,858   $       41,157

(A) Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(B) Reconciliation of total segment margin to operating income:

                                                                 Hiland                               Hiland
                                               Hiland           Partners            Hiland           Partners
                                              Holdings           GP, LLC           Holdings           GP, LLC
                                               GP, LP         (Predecessor)         GP, LP        (Predecessor)
                                            --------------    --------------    --------------    --------------
                                               Three Months Ended June 30,         Six Months Ended June 30,
                                            --------------------------------    --------------------------------
                                                 2007              2006              2007              2006
                                            --------------    --------------    --------------    --------------
                                                (unaudited, in thousands)           (unaudited, in thousands)
Reconciliation of Total Segment Margin to
  Operating Income
Operating income                            $        4,109   $        5,004   $        7,506   $        9,129
Add:
Operations and maintenance expenses                  4,980            3,998            9,950            6,571
Depreciation, amortization and accretion             7,326            5,657           14,352            9,794
General and administrative expenses                  2,285            1,259            4,330            2,298
                                            --------------   --------------   --------------   --------------
Total segment margin                        $       18,700   $       15,918   $       36,138   $       27,792
                                            ==============   ==============   ==============   ==============



We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment.